UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2024

FIRST SEACOAST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41597	92-0334805
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire		03820
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (603) 742-4680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

As previously reported by First Seacoast Bancorp, Inc. (the “Company”) in a Current Report on Form 8-K filed on January 17, 2024, Baker Newman & Noyes LLC (“BNN”) notified the Company that BNN has declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, due to BNN’s decision to exit its audit practice for Securities and Exchange Commission (“SEC”)-registered banking institutions.

On March 1, 2024 (the “Engagement Date”), the Company engaged Wolf & Company, P.C. (“Wolf”) to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.  The selection of Wolf was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2023 and the subsequent interim period from January 1, 2024 through the Engagement Date, neither the Company nor anyone on its behalf consulted with Wolf regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Wolf concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST SEACOAST BANCORP, INC.

DATE: March 5, 2024	By:	/s/ James R. Brannen
James R. Brannen President and Chief Executive Officer